Exhibit 99.1

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS FISCAL 2016 FIRST QUARTER RESULTS

Company to host conference call on October 1, 2015, at 11:00 a.m. EDT

Financial and Operational Highlights

*	Enrollment by headcount for the FY 2016 first quarter (summer 2015 term) decreased 18.0% over the prior-year period to 8,139 students as of August 31, 2015.

*
FY 2016 first quarter total revenue was $24.6 million, compared to $29.3 million in the prior-year period. The Company’s academic segment’s revenue was $24.4 million in the FY 2016 first quarter, compared to $28.6 million in the prior-year period.

*
FY 2016 first quarter net loss attributable to the Company was $1.3 million, compared to net income attributable to the Company of $2.2 million in the prior-year period, primarily as a result of lower revenues and increased SG&A expenses due to an increase in allowance for bad debt expense.

*
The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2015, which will be paid on or about October 9, 2015.

*
Balance sheet at August 31, 2015, included cash and cash equivalents and investments of $34.3 million; working capital of $33.3 million; no outstanding lending debt; and stockholders’ equity of $50.1 million, or approximately $1.99 per diluted share.

Rapid City, South Dakota, September 30, 2015 — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which through its wholly owned subsidiary operates National American University (“NAU” or the “University”), a regionally accredited, proprietary, multi-campus institution of higher learning, today reported unaudited financial results for its fiscal 2016 first quarter ended August 31, 2015.

Ronald L. Shape, Ed.D., Chief Executive Officer of the Company, commented, “During the FY 2016 first quarter, we made progress on several new key initiatives that we believe will drive NAU’s enrollment growth in the future. Among these initiatives is a plan to develop a second online recruitment center in the larger metropolitan market of Albuquerque, New Mexico. We believe the additional recruitment center will allow us to scale the necessary talent for our enrollment advisor team to help improve enrollment to the levels we believe can be achieved in this market. While we continue to work to increase the efficiencies of our operations, we have also continued to invest in expanding our academic programming and services to students. In this regard, several of the new programs we had planned to launch in August are still pending final approval and will be pushed back to later this winter. In addition, we realized some pressure around our financial services operations over the past few months, which has impacted our student start rates for the summer and fall terms, as well as our overall bad debt expense. We have added several quality individuals to the financial services team and are seeing incremental improvement in this area, which we believe will have a positive impact on enrollments.”

Dr. Shape continued, “I am pleased to share that NAU was recently approved by the Ministry of Education in Ontario for eligible residents of the Province to utilize Canadian-based aid to fund the cost of an online degree program from NAU. We are currently working with several institutions in Canada with which we have established relationships for their students to be able to enroll in NAU courses and programs. We look forward to serving these students in the terms to come and are excited to be able to offer our flexible online programs to another group of students looking to continue their educational journeys. Our students are our first priority, and we look forward to continuing to support their academic goals and post-graduation outcomes for many more years to come.”

Operating Review

Enrollment Update

Total NAU student enrollment for the summer term of 2015 decreased 18.0% to 8,139 students from 9,930 during the prior summer term. The decrease was primarily a result of the pressure surrounding the University’s financial

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services operations, as well as the seasonality that typically impacts the summer term. Students enrolled in 70,621 credit hours compared to 85,085 credit hours during the prior summer term. The current average age of NAU’s students continues to be in the mid-30s, with those seeking undergraduate degrees remaining the highest portion of NAU’s student population.

The following is a summary of student enrollment at August 31, 2015, and August 31, 2014, by degree level and by instructional delivery method:

	August 31, 2015 (Summer ’15 Qtr)		August 31, 2014 (Summer ’14 Qtr)
	No. of Students	% of Total	No. of Students	% of Total
Continuing Ed	116	1.4%	104	1.0%
Doctoral	77	0.9%	37	0.4%
Graduate	242	3.0%	278	2.8%
Undergraduate	7,704	94.7%	9,511	95.8%

Total	8,139	100.0%	9,930	100.0%

	August 31, 2015		August 31, 2014
	No. of Students	% of Total	No. of Students	% of Total
Online	5,608	68.9%	6,201	62.4%
On-Campus	1,326	16.3%	2,213	22.3%
Hybrid	1,205	14.8%	1,516	15.3%
				%
Total	8,139	100.0%	9,930	100.0%

Financial Review

The Company, through its wholly owned subsidiary, operates in two business segments: the academic segment, which consists of NAU’s undergraduate, graduate, and doctoral education programs and contributes the primary portion of the Company’s revenue; and ownership in multiple apartments and condominium complexes from which it derives sales and rental income. The real estate operations generated approximately 1.1% of the Company’s revenues for the quarter ended August 31, 2015.

Fiscal 2016 First Quarter Financial Results

•
Total revenues for the FY 2016 first quarter were $24.6 million, compared to $29.3 million in the same period last year. The academic segment’s total revenue was $24.4 million, compared to $28.6 million in the prior-year period. This decrease in academic segment revenues was primarily a result of a decrease in enrollment, which was driven by weaker market demand among NAU’s targeted student demographic and an improving economic environment in which many working adults choose not to attend school.

•
For the FY 2016 first quarter, educational services expense was $6.3 million, or 25.8% of the academic segment’s total revenue, compared to $7.1 million, or 25.0%, for the FY 2015 first quarter. The increase in cost of educational services as a percentage of total academic revenue was the result of fixed facility costs on lower revenues.

•
Educational services expense specifically relates to the academic segment, and includes salaries and benefits of faculty and academic administrators, costs of educational supplies, facility costs, faculty reference and support material and related academic costs.

•
During the FY 2016 first quarter, SG&A expenses increased to $19.0 million, or 77.1% of total revenues, from $18.6 million, or 63.6%, in the prior-year period. This increase was largely the result of a $0.8 million increase in the provision for uncollectable tuition.

•
Loss before income taxes and non-controlling interest for the FY 2016 first quarter was $2.1 million, compared to income before income taxes and non-controlling interest of $3.5 million in the same period last year, primarily as a result of decreased revenues and increased SG&A expenses.

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•
Net loss attributable to the Company for the FY 2016 first quarter was $1.3 million, or $0.05 per diluted share based on 25.2 million shares outstanding, compared to net income attributable to the Company of $2.2 million, or $0.09 per diluted share based on 25.1 million shares outstanding, in the prior-year period.

•
Losses before interest, tax, and depreciation and amortization (“LBITDA”) for the FY 2016 first quarter were $0.5 million, compared to EBITDA of $5.2 million in the prior-year period. A table reconciling EBITDA/LBITDA to net income can be found at the end of this release.

Balance Sheet Highlights
(in millions except for percentages)	8/31/2015	5/31/2015	% Change
Cash and Cash Equivalents/Investments	$34.3	$27.4	25.1%*
Working Capital	33.3	34.6	(3.8)%
Total Long-term Debt	0	0	N/A
Stockholders’ Equity	50.1	52.5	(4.7)%

* The increase in cash is primarily due to increased net income and the timing of funds received from student receivables, which the Company received in June and July this year.

Quarterly Dividend

The Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on September 30, 2015, that will be paid on or about October 9, 2015.

Conference Call Information

Management will discuss these results in a conference call (with accompanying presentation) on Thursday, October 1, 2015, at 11:00 a.m. EDT.

The dial-in numbers are:
(877) 407-9078 (U.S.)
(201) 493-6745 (International)

Accompanying Slide Presentation and Webcast
The Company will also have an accompanying slide presentation available in PDF format at the “Investor Relations” section of the NAU website at http://investors.national.edu. The presentation will be made available 30 minutes prior to the conference call.  In addition, the call will be simultaneously webcast over the Internet via the “Investor Relations” section of the NAU website or by clicking on the conference call link: http://national.equisolvewebcast.com/q1-2016.

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning offering associate, bachelor’s, master’s, and doctoral degree programs in technical and professional disciplines. Accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, NAU has been providing technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the United States. In 1998, NAU began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provide students increased flexibility to take courses at times and places convenient to their busy lifestyles.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV

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funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which the Company filed on August 7, 2015, and in its other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information contained in this release.

Contact Information: National American University Holdings, Inc. Dr. Ronald Shape 605-721-5220 rshape@national.edu

Investor Relations Counsel The Equity Group Inc. Carolyne Y. Sohn 415-568-2255 csohn@equityny.com	Adam Prior 212-836-9606 aprior@equityny.com

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NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED AUGUST 31, 2015 AND 2014
(In thousands, except share and per share amounts)
	Three Months Ended
	August 31,
	2015	2014
REVENUE:
Academic revenue	$22,658	$26,676
Auxiliary revenue	1,716	1,881
Rental income — apartments	275	300
Condominium sales	0	447

Total revenue	24,649	29,304

OPERATING EXPENSES:
Cost of educational services	6,296	7,133
Selling, general and administrative	19,003	18,642
Auxiliary expense	1,266	1,303
Cost of condominium sales	0	368
Gain on disposition of property	0	(1,678)

Total operating expenses	26,565	25,768

OPERATING (LOSS) INCOME	(1,916)	3,536

OTHER INCOME (EXPENSE):
Interest income	19	99
Interest expense	(219)	(229)
Other income — net	42	58

Total other expense	(158)	(72)

(LOSS) INCOME BEFORE INCOME TAXES	(2,074)	3,464

INCOME TAX BENEFIT (EXPENSE)	776	(1,296)

NET (LOSS) INCOME	(1,298)	2,168

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(11)	2

NET (LOSS) INCOME ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
AND SUBSIDIARIES	(1,309)	2,170

OTHER COMPREHENSIVE LOSS — Unrealized losses on investments, net of tax	(1)	(5)

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY
HOLDINGS, INC.	$(1,310)	$2,165

Basic net (loss) earnings per share attributable to National American University Holdings, Inc.	$(0.05)	$0.09
Diluted net (loss) earnings per share attributable to National American University Holdings, Inc.	$(0.05)	$0.09
Basic weighted average shares outstanding	25,190,039	25,122,423
Diluted weighted average shares outstanding	25,190,039	25,141,380

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UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
AS OF AUGUST 31, 2015 AND CONDENSED
CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2015
(In thousands, except share and per share amounts)
	August 31,	May 31,
	2015	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,653	$23,300
Available for sale investments	3,628	4,102
Student receivables — net of allowance of $1,618 and $1,583 at August 31, 2015 and
May 31, 2015, respectively	4,798	14,358
Other receivables	146	1,195
Income taxes receivable	1,069	0
Deferred income taxes	2,329	2,335
Prepaid and other current assets	1,698	2,151
Total current assets	44,321	47,441
Total property and equipment - net	35,146	36,390
OTHER ASSETS:
Condominium inventory	385	385
Land held for future development	312	312
Course development — net of accumulated amortization of $2,834 and $2,760 at
August 31, 2015 and May 31, 2015, respectively	771	804
Other	1,122	1,212
Total other assets	2,590	2,713
TOTAL	$82,057	$86,544

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of capital lease payable	$254	$244
Accounts payable	3,202	3,246
Dividends payable	1,140	1,139
Income taxes payable	137	1
Deferred income	865	1,459
Accrued and other liabilities	5,437	6,746
Total current liabilities	11,035	12,835
DEFERRED INCOME TAXES	3,283	3,283
OTHER LONG-TERM LIABILITIES	5,888	6,047
CAPITAL LEASE PAYABLE, NET OF CURRENT PORTION	11,786	11,853
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par value (50,000,000 authorized; 28,313,740 issued and
25,212,072 outstanding as of August 31, 2015; 28,262,241 issued and 25,191,414
outstanding as of May 31, 2015)	3	3
Additional paid-in capital	58,396	58,336
Retained earnings	11,307	13,751
Treasury stock, at cost (3,101,668 shares at August 31, 2015 and 3,070,827
shares at May 31, 2015)	(19,542)	(19,455)
Accumulated other comprehensive loss, net of taxes - unrealized loss on available
for sale securities	(2)	(1)
Total National American University Holdings, Inc. stockholders' equity	50,162	52,634
Non-controlling interest	(97)	(108)
Total stockholders' equity	50,065	52,526
TOTAL	$82,057	$86,544

The following table provides a reconciliation of net income attributable to the Company to EBITDA/LBITDA:

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	Three Months Ended August 31,
	2015	2014
	(dollars in thousands)
Net Income (Loss) attributable to the Company	($1,309)	$2,170
Income (Loss) attributable to non-controlling interest	11	(2)
Interest Income	(19)	(99)
Interest Expense	219	229
Income Taxes	(776)	1,296
Depreciation and Amortization	1,423	1,582

EBITDA (LBITDA)	($451)	$5,176

EBITDA consists of income attributable to the Company, less income from non-controlling interest, plus loss from non-controlling interest, minus interest income, plus interest expense (which is not related to any debt but to the accounting required for the capital lease), plus income taxes, plus depreciation and amortization. The Company uses EBITDA as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing its operating performance, investors should use EBITDA in addition to, and not as an alternative for, income as determined in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies and is therefore limited as a comparative measure. Furthermore, as an analytical tool, EBITDA has additional limitations, including that (a) it is not intended to be a measure of free cash flow, as it does not consider certain cash requirements such as tax payments; (b) it does not reflect changes in, or cash requirements for, its working capital needs; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements, or future requirements for capital expenditures or contractual commitments. To compensate for these limitations, the Company evaluates its profitability by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures.

The Company believes EBITDA is useful to an investor in evaluating its operating performance because it is widely used to measure a company’s operating performance without regard to certain non-cash expenses (such as depreciation and amortization) and expenses that are not reflective of its core operating results over time. The Company believes EBITDA presents a meaningful measure of corporate performance exclusive of its capital structure, the method by which assets were acquired and non-cash charges, and provides us with additional useful information to measure its performance on a consistent basis, particularly with respect to changes in performance from period to period.